SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            GARDEN RIDGE CORPORATION
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                            GARDEN RIDGE CORPORATION
                         19411 ATRIUM PLACE, SUITE 170
                              HOUSTON, TEXAS 77084

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1998

To the Stockholders of
Garden Ridge Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the
"Annual Meeting") of Garden Ridge Corporation (the "Company") will be held at Chase Tower, 600 Travis, 25th Floor Conference Room, Houston, Texas 77002, at 10:00 a.m., Houston time, on Thursday, June 25, 1998, for the following purposes:

          1. To elect seven persons to serve as directors on the Board of Directors until the 1999 annual meeting of stockholders and until their successors have been elected and have qualified.

          2. To increase the number of shares of Common Stock available for grant under the Company's Amended and Restated 1994 Stock Option Plan by 250,000 shares, as more fully set forth under "Proposal No. 2."

          3. To increase the number of shares of Common Stock available for grant under the Company's 1996 Non-Employee Director Stock Option Plan by 50,000 shares, as more fully set forth under "Proposal No. 3."

          4. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 30, 1999.

          5. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on May 7, 1998 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. Stockholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors
                                          Jane L. Arbuthnot, SECRETARY

Houston, Texas
May 14, 1998

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            GARDEN RIDGE CORPORATION
                         19411 ATRIUM PLACE, SUITE 170
                              HOUSTON, TEXAS 77084

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Garden Ridge Corporation, a Delaware corporation ("Garden Ridge" or the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 25, 1998, at Chase Tower, 600 Travis, 25th Floor Conference Room, Houston, Texas 77002, at 10:00 a.m., Houston time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy and Notice and Proxy Statement are being mailed to stockholders on or about May 14, 1998.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. In addition, the Company has retained the services of Corporate Investor Communications to assist in the solicitation of proxies either in person or by mail, telephone or telecopy, at an estimated cost of $2,000 plus expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 19411 Atrium Place, Suite 170, Houston, Texas 77084, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in this Proxy Statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on May 7, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 18,001,355 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of April 15, 1998, unless otherwise specified, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock,
(ii) each director, nominee for director, and named executive officer, and (iii) all directors and executive officers of the Company as a group:

                NAME                    NUMBER(1)        PERCENT
-------------------------------------  -----------       --------
Armand Shapiro.......................      927,020(2)       5.1%
Jack E. Lewis........................      169,223(3)        *
Jane L. Arbuthnot....................      110,200(4)        *
David S. Hensley.....................       81,500(5)        *
Phyllis Cohen Hink...................       91,600(6)        *
Gary W. Ramsey.......................       25,641(7)        *
Norman M. Brody......................          100           *
Stephen C. Fox.......................            0           *
Terry S. Boyce.......................       10,000(8)        *
Alyson Henning.......................        7,500(9)        *
Nolan Lehmann........................      488,942(10)      2.7
Ira Neimark..........................       11,000(11)       *
Ronald Rashkow.......................      128,000(12)       *
Sam J. Susser........................       12,000(13)       *
Barbara S. Tapp......................            0           *
H. Whitney Wagner....................      358,348(14)      2.0
Quilvest American Equity, Ltd........    2,110,002(15)     11.7
  c/o Craigmuir Chambers
  P. O. Box 71, Road Town
  Tortola, British Virgin Islands
J.P. Morgan & Co. Incorporated.......    2,074,900(16)     11.5
  60 Wall Street
  New York, New York 10260
The Capital Group Companies, Inc.....    1,659,000(16)      9.2
Capital Research and Management
Company
  333 South Hope Street
  Los Angeles, California 90071
AMVESCAP plc.........................      897,200(16)      5.0
  11 Devonshire Square
  London EC2M 4YR
  England
All directors and executive officers
  as a group (16 persons)............    2,421,074         13.2
------------
  *  Less than 1%

 (1) The persons listed have the sole power to vote and dispose of the shares except as otherwise indicated.

 (2) Includes 306,450 shares that may be acquired within the next 60 days upon the exercise of outstanding employee stock options.

 (3) Includes 67,050 shares that may be acquired within the next 60 days upon the exercise of outstanding employee stock options.

 (4) Includes 101,000 shares that may be acquired within the next 60 days upon the exercise of outstanding employee stock options.

 (5) Includes 20,000 shares that may be acquired within the next 60 days upon the exercise of outstanding employee stock options.

                                             (NOTES CONTINUED ON FOLLOWING PAGE)

 (6) Includes 70,004 shares that may be acquired within the next 60 days upon the exercise of outstanding employee stock options and 1,600 shares owned by her spouse.

 (7) Includes 25,000 shares that may be acquired within the next 60 days upon the exercise of outstanding employee stock options.

 (8) Includes 10,000 shares that may be acquired within the next 60 days upon the exercise of outstanding director options.

 (9) Includes 7,500 shares that may be acquired within the next 60 days upon the exercise of outstanding director options.

(10) Includes 474,942 shares held by Equus II Incorporated. Mr. Lehmann serves as President of Equus II Incorporated, and disclaims beneficial ownership of such shares. Also includes 10,000 shares that may be acquired within the next 60 days upon the exercise of outstanding directors options.

(11) Includes 10,000 shares that may be acquired within the next 60 days upon the exercise of outstanding director options.

(12) Includes an aggregate 46,006 shares held by Mr. Rashkow's children as to which Mr. Rashkow maintains voting control, and 10,000 shares that may be acquired within the next 60 days upon the exercise of outstanding director options.

(13) Includes 10,000 shares that may be acquired within the next 60 days upon the exercise of outstanding director options.

(14) Includes 337,342 shares held directly by Three Cities Holdings Limited, 12,734 shares held directly by Three Cities Research, Inc., and 1,616 shares held directly by Three Cities Partners 1990, as to which Mr. Wagner has disclaimed beneficial ownership.

(15) Based on information in Form 4 filed by Quilvest American Equity Ltd. for October 1997.

(16) Based on information in Schedule 13G filed for the year ended December 31, 1997.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
GENERAL

     Seven directors are to be elected at the Annual Meeting. The Company recommends voting for the election of each of the nominees for director listed below. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of the directors listed below to hold office until the 1999 annual meeting of stockholders and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and principal position of each nominee for director to hold office until the 1999 annual meeting of stockholders.

     NAME               AGE               POSITION
     ----               ---               --------
Armand Shapiro......    56    Chief Executive Officer and Chairman of the Board
Terry S. Boyce......    58    Director
Alyson Henning......    43    Director
Ira Neimark.........    76    Director
Sam J. Susser.......    58    Director
Barbara S. Tapp.....    47    Director
H. Whitney Wagner...    41    Director

     ARMAND SHAPIRO joined the Company in June 1990 as Chairman of the Board and Chief Executive Officer. For seven years prior to joining Garden Ridge, Mr. Shapiro was in executive management at ComputerCraft, Inc. ("ComputerCraft"), then a publicly traded retailer of computer products, most recently serving as President from 1986 to 1990. Mr. Shapiro was associated with a family-owned corporation, Modern Furniture Rentals, Inc. as Chief Operating Officer prior to joining ComputerCraft. Mr. Shapiro serves on the board of directors of Southgard Corp., which owns and operates convenience stores.

     TERRY S. BOYCE has been a director of the Company since 1992. Mr. Boyce has been the managing partner in the executive search firm of Boyce, Davis Partners, Inc. (formerly Boyce Partners, Inc.) since November 1995. Mr. Boyce previously was a partner in the executive search firm of Ingram & Aydelotte, Inc., from January 1994 to November 1995. Mr. Boyce was the vice president of administration for the Rockefeller Group, Inc., from 1982 to 1990, and was president of Boyce & Associates, Inc., a management consulting firm, from 1991 to 1993.

     ALYSON HENNING has been a director of the Company since 1997. Ms. Henning has been the Chief Business Development Officer, Worldwide for Ammirati Puris Lintas, an international marketing firm, since January 1996. From 1985 to 1995, Ms. Henning held various management positions within Ammirati Puris Lintas.

     IRA NEIMARK has been a director of the Company since 1996. Mr. Neimark has served as a retail consultant since 1992. From 1975 to 1992, Mr. Neimark held various management positions with Bergdorf Goodman, most recently as Chairman of the Board and Chief Executive Officer. Mr. Neimark serves on the board of directors of Hermes Paris and 2 Connect.

     SAM J. SUSSER has been a director of the Company since 1992. Mr. Susser currently serves as Chairman of the Boards of SSP Partners, Inc. and Southgard Corp. and has served as Chief Executive Officer of Southgard Corp. from 1988 to 1990. Mr. Susser also has served as Chairman and Chief Executive Officer of Susser Petroleum Company since 1989. From 1987 to 1992, Mr. Susser served as Chairman and Chief Executive Officer of Shaper Partners, an investment partnership.

     BARBARA S. TAPP has served as the editor of ATLANTA HOMES & LIFESTYLES, a Wiesner publication, since 1991. Prior thereto, Ms. Tapp served as executive editor of Southern Homes from 1989 to 1991.

     H. WHITNEY WAGNER has been a director of the Company since 1992. Mr. Wagner has served as a Managing Director of TCR, a private investment advisory firm, since 1989. He joined TCR in 1983 and was elected a Vice President in 1986. Mr. Wagner serves on the boards of directors of MLX Corp., Family Bargain Corporation and Pameco Corp., all publicly traded companies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met four times in fiscal 1998. The Board of Directors has established Compensation and Audit Committees. The Compensation Committee, which met twice in fiscal 1998, is composed of Messrs. Boyce, Susser and Wagner and is responsible for establishing salaries, bonuses, stock options and other compensation for the Company's executive officers. The Audit Committee, which met once in fiscal 1998, is composed of Messrs. Lehmann, Susser and Wagner and is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures and overseeing the Company's investment funds policy. The Board of Directors has also established a Nominating Committee, which is comprised of Messrs. Neimark, Boyce, Shapiro and Wagner and is responsible for reviewing the size and composition of the Board of Directors, identifying potential nominees for membership on the Board of Directors and recommending to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee will consider suggestions from stockholders for nominees to serve as directors, if such proposals are submitted to Corporate Secretary, 19411 Atrium Place, Suite 170, Houston, Texas 77084. During fiscal 1998, the Nominating Committee met one time. All directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served in fiscal 1998.

DIRECTOR COMPENSATION

     Independent directors of the Company receive $10,000 per year and $500 per meeting of the Board attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board and committees thereof. Pursuant to the 1996 Non-Employee Director Stock Option Plan, all non-employee directors receive annually an automatic grant of a stock option to purchase 5,000 shares at an exercise price equal to the fair market value of the Common Stock on the date of grant. All directors receive such compensation except for Messrs. Wagner and Shapiro. The Compensation Committee annually approves the number of shares granted to directors.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

         NAME            AGE                         POSITION
         ----            ---                         --------
Jack E. Lewis.........   55     President and Chief Operating Officer
Gary W. Ramsey........   55     Executive Vice President -- Stores
Jane L. Arbuthnot.....   38     Chief Financial Officer and Secretary
David S. Hensley......   45     Vice President -- General Merchandise Manager
Phyllis C. Hink.......   55     Vice President -- Human Resources and Operations
Norman M. Brody.......   51     Vice President -- Property Development
Stephen C. Fox........   46     Vice President -- Planning and Allocation

     JACK E. LEWIS joined the Company in June 1990 as Executive Vice President and was promoted to President and Chief Operating Officer in 1992. From 1989 to 1990 he served as Executive Vice President -- Marketing and Sales at ComputerCraft. From 1968 to 1989 Mr. Lewis held various management positions with Sears Roebuck and Company, including manager of National Advertising and Sales Promotion.

     GARY RAMSEY joined the Company in 1996 as Executive Vice
President -- Stores. From 1995 to 1996, Mr. Ramsey was a consultant, and from 1993 to 1995, he was the Senior Vice President -- General Merchandise Manager of Montgomery Wards. From 1964 to 1993, Mr. Ramsey held various management positions with Sears Roebuck and Company, including Chief Executive Officer of Sears Business Centers.

     JANE L. ARBUTHNOT joined Garden Ridge in July 1990 as Vice
President -- Controller and Assistant Secretary, was promoted to Chief Financial Officer in 1991 and elected as Secretary in 1992. From 1983 to 1990, Ms. Arbuthnot held various management positions at ComputerCraft, most recently as Vice President -- Controller. Prior to joining ComputerCraft, she was employed by Arthur Andersen & Co. SC. Ms. Arbuthnot is a certified public accountant.

     DAVID S. HENSLEY joined the Company in June 1990 as Vice
President -- General Merchandise Manager. From 1982 to 1990 Mr. Hensley served as a Product Marketing Director for ComputerCraft, and prior to 1982 he served as a senior buyer for Foley's Department Stores.

     PHYLLIS C. HINK joined Garden Ridge in October 1990 as Vice
President -- Operations and assumed responsibility as well for Human Resources in 1993. From 1978 to 1990, Ms. Hink served as Vice President of both Operations and Human Resources for ComputerCraft.

     NORMAN M. BRODY joined the Company in 1997 as Vice President -- Property Development. From 1995 to 1997, Mr. Brody was the Regional Real Estate Manager of Target Stores. From 1993 to 1995, Mr. Brody was Senior Real Estate Manager of Best Buy Co. From 1985 to 1993, Mr. Brody was President of The Shopping Center Group, Inc. Mr. Brody is a licensed attorney.

     STEPHEN C. FOX joined Garden Ridge in June 1997 as Vice
President -- Planning and Allocation. Mr. Fox has held various management positions in retail planning organizations including, Vice President of Planning and Replenishment at Oshman's from 1996 to 1997, Vice President of Planning and Replenishment at Northern Automotive in 1995, and Senior Vice President of Replenishment with Caldor Corp from 1990 to 1994.

COMPENSATION COMMITTEE REPORT1

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. The Committee is responsible for establishing and administering the compensation policies applicable to the Company's executive officers. All decisions by the Committee are subject to review and approval of the full Board of Directors.

     The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specific profit, growth and performance goals.

     The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executives' and stockholders' interests through equity based plans.

     The Company's executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

     BASE SALARY. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Chief Executive Officer ("CEO") and the recommendations of the CEO with regard to the base salary of all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers. Recommended base salaries of the executive officers, other than the CEO, are based on an evaluation of the individual performance of the executive officer, including satisfaction of annual objectives. The recommended base salary of the CEO is based on achievement of the Company's annual goals relating to financial objectives, including earnings growth and return on capital employed, and an evaluation of individual performance.

     Recommended base salaries of the executive officers are also in part based upon an evaluation of the salaries of those persons holding comparable positions at comparable companies.

     ANNUAL INCENTIVE COMPENSATION. The Company's executive officers are entitled to participate in a discretionary incentive bonus plan which provides for the payment of annual bonuses to be paid in cash, stock, or a combination thereof, based on the relative success of the Company in attaining certain financial
------------
(1) Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Compensation Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise.

objectives and certain subjective factors as established from time to time by the Committee and/or the Board of Directors. The Committee will consider aggregate incentive cash and stock bonus payments to the executive officers, as a group, of up to 50% of aggregate annual executive base salaries, and will consider bonus payments to be paid in stock in excess of 50% of aggregate annual executive base salaries. The Committee awarded cash bonuses of $400,000 to the named executive officers for fiscal 1998. As a result of the Company achieving certain objectives, including earnings per share goals and comparable store sales growth goals, the Committee awarded a bonus of $98,000 to the CEO.

     STOCK OPTIONS. The primary objective of the stock option program is to link the interests of the Company's stockholders to the executive officers and other selected employees of the Company through the grant of significant annual grants of stock options. The aggregate number of options recommended by the Committee is based on practices of the same comparable companies utilized for determining base salary, while actual grants of stock options reflect each individual's expected long-term contribution to the success of the Company. The Committee made grants of 65,000 stock options to the named executive officers in fiscal 1998.

     Compensation Committee: Terry S. Boyce, Sam J. Susser and H. Whitney
Wagner.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1998, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

     H. Whitney Wagner, a member of the Compensation Committee of the Company's Board of Directors, is a Managing Director of TCR. The Company has entered into an Advisory Agreement with TCR pursuant to which the Company has agreed to pay TCR a fee of $50,000 per annum for advisory services and to reimburse TCR for out-of-pocket expenses approved in advance by the Company, for a five-year period ending on July 16, 2001.

     Sam J. Susser, a member of the Compensation Committee of the Company's Board of Directors, is chairman of the board of directors of Southgard Corp. Armand Shapiro, Chairman and Chief Executive Officer of the Company, serves on the Board and Compensation Committee of Southgard Corp.

     Except as set forth above, during fiscal 1998, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION TABLES

     The following table sets forth compensation information for the chief executive officer and the four most highly compensated executive officers of the Company during the Company's fiscal years 1998, 1997 and 1996, for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                           ANNUAL             COMPENSATION
                                                        COMPENSATION       ------------------
                                           FISCAL    ------------------        SECURITIES
NAME AND PRINCIPAL POSITION                 YEAR     SALARY      BONUS     UNDERLYING OPTIONS
----------------------------------------   ------    -------    -------    ------------------
                                                       ($)        ($)             (#)
Armand Shapiro..........................     1998    350,000     98,000          16,500
  Chairman of the Board and Chief            1997    350,000      --              4,950
     Executive Officer                       1996    339,583    132,000           --

Jack E. Lewis...........................     1998    245,000     90,000          13,500
  President and Chief Operating Officer      1997    223,700      --              4,050
                                             1996    211,667    108,000           --

Gary W. Ramsey..........................     1998    215,000     64,000           --
  Executive Vice President -- Stores         1997     29,356      --             75,000

Jane L. Arbuthnot.......................     1998    136,667     36,000           5,000
  Chief Financial Officer and Secretary      1997    116,500      --              1,500
                                             1996    109,500     40,000           --

David S. Hensley........................     1998    133,333     32,000           5,000
  Vice President -- General Mechandise       1997    113,750      --              1,500
  Manager                                    1996    107,500     40,000           --

     The following table presents information regarding options granted to each of the named executive officers in fiscal 1998.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                         PERCENTAGE
                                         NUMBER OF        OF TOTAL                                       POTENTIAL REALIZABLE
                                         SECURITIES        OPTIONS                                         VALUE AT ASSUMED
                                         UNDERLYING      GRANTED TO         EXERCISE                     ANNUAL RATE OF STOCK
                                          OPTIONS       EMPLOYEES IN         PRICE          EXPIRATION    PRICE APPRECIATION
                NAME                      GRANTED        FISCAL YEAR      (PER SHARE)          DATE         FOR OPTION TERM
-------------------------------------    ----------     -------------     ------------     ------------  ---------------------
                                            (#)              (%)              ($)                          (5%)       (10%)
Armand Shapiro.......................      16,500            9.4              10.00           4/2004     $  67,155  $  156,420
Jack E. Lewis........................      13,500            7.7              10.00           4/2004        59,945     127,980
Gary W. Ramsey.......................         --              --                --                --          --          --
Jane L. Arbuthnot....................       5,000            2.8              10.00           4/2004        20,350      47,400
David S. Hensley.....................       5,000            2.8              10.00           4/2004        20,350      47,400

     The following table presents information regarding options exercised in fiscal 1998 and the value of options outstanding at January 25, 1998 for each of the named executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                          SHARES                      OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(1)
                                         ACQUIRED        VALUE       ----------------------------    ----------------------------
                NAME                    ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------   -----------    ----------    -----------    -------------    -----------    -------------
Armand Shapiro.......................      30,000         327,600      306,450           --          $ 3,931,182       $  --
Jack E. Lewis........................           0          --           67,050           --              621,597          --
Gary W. Ramsey.......................           0          --           25,000         50,000            159,375        318,750
Jane L. Arbuthnot....................           0          --          101,000           --            1,370,405          --
David S. Hensley.....................           0          --           20,000           --              174,420          --

------------
(1) Value is based upon a fair market value of $14.875 per share at fiscal 1998 year end.

PERFORMANCE GRAPH

     The following performance graph provided by Zacks Investment Research, Inc. compares the performance of the Company's Common Stock to the S&P 500 Index and the S&P Retail Stores-Specialty Index since May 9, 1995, the first day of public trading of the Company's Common Stock.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                       5/95       1/96       1/97       1/98
                                     ---------  ---------  ---------  ---------
Garden Ridge Corporation...........  $  100.00  $  220.00  $  115.00  $  211.67
S&P 500 Index......................     100.00     125.93     159.10     201.92
S&P Retail Stores -- Specialty
  Index............................     100.00     100.30     109.98     117.41

               PROPOSAL NO. 2 -- INCREASE IN SHARES AVAILABLE FOR
          GRANT UNDER THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     The Board of Directors of the Company has approved an amendment to the Amended and Restated 1994 Stock Option Plan (the "1994 Plan") to make an additional 250,000 shares of Common Stock available for issuance pursuant thereto, and has directed that such amendment to the 1994 Plan be submitted to the stockholders for approval.

     The 1994 Plan was initially adopted in 1994, and an aggregate of 219,176 shares of Common Stock were reserved for issuance pursuant thereto. The 1994 Plan was then amended and restated in 1996 and again in 1997, and an additional 200,000 shares and 100,000 shares of Common Stock, respectively, were reserved for issuance pursuant thereto for a total of 519,176 shares. As of April 15, 1998, there were 93,876 remaining shares of Common Stock available for issuance under the 1994 Plan. If Proposal No. 2 is approved by the stockholders, there will be 343,876 shares of Common Stock available for issuance under the 1994 Plan. In the opinion of the Board of Directors, it is appropriate to consider amending the 1994 Plan to increase such number of shares available for issuance.

     PURPOSE. The purpose of the 1994 Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by selected executive employees and other key employees of the Company or its subsidiaries as the Board of Directors of the Company, or a committee constituted for such purpose, may from time to time determine. The Company believes that the possibility of participation in the 1994 Plan through receipt of incentive options ("Incentive Options") or nonqualified options ("Nonqualified Options") (Incentive Options and Nonqualified Options shall be collectively referred to herein as "Stock Options"), will provide participants an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

     TERM. The 1994 Plan was adopted effective March 6, 1996, subject to approval by stockholders at the Annual Meeting. The 1994 Plan will terminate in April 2004, unless earlier terminated by the Board.

     ADMINISTRATION. The 1994 Plan is administered by the Stock Option Committee ("the Committee") of the Board of Directors which is comprised of at least two members of the Board of Directors, and all members of the Committee are "disinterested persons" (as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended). No member of the Committee is eligible to participate in the 1994 Plan while serving as a member of the Committee. All questions of interpretation and application of the 1994 Plan are determined by the Committee, and each Stock Option granted under the 1994 Plan has a term selected by the Committee.

     PARTICIPATION. All named executive officers and other key employees of the Company or any subsidiary of the Company are eligible for selection to participate in the 1994 Plan. As stated, directors of the Company who are not regular employees of the Company and members of the Committee are not eligible to participate in the 1994 Plan. The Board of Directors or the Committee shall determine from time to time the individuals who are to receive Stock Options under the 1994 Plan. During the lifetime of participants, Stock Options shall be exercisable only by the optionee, and no Stock Options will be transferable otherwise than by will or the laws of descent and distribution.

     SHARES OF STOCK AVAILABLE FOR GRANT. A total not exceeding an aggregate amount of 519,176 shares of the Company's Common Stock are currently available for issuance under the 1994 Plan. If the amendment is approved by the shareholders, a total of 769,176 shares of the Company's Common Stock will be available for issuance under the 1994 Plan. The shares may be treasury shares or authorized but unissued shares. In the event a Stock Option expires unexercised, is terminated, or is canceled or forfeited, the shares of Common Stock allocable to the unexercised portion of that Stock Option may again be subject to a Stock Option under the 1994 Plan.

     The 1994 Plan provides that the number of shares subject thereto and shares covered by Stock Options outstanding will be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, as well as in the event of a spin-off, spin-out or other distribution of assets to stockholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the 1994 Plan or of the other stockholders of the Company, as applicable.

     COMPENSATION DEDUCTION LIMITATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million per year per employee the tax deduction available to publicly traded companies for certain compensation paid to named executive officers. There is an exception (Section 162(m)(4)(C)) from this deduction limitation, for certain "performance-based compensation," if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised solely of two or more outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms for the performance goals by the stockholders after adequate disclosure, and
(iii) the certification by the compensation committee that the performance goals have been met. The 1994 Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options. Therefore, for all grants intended to satisfy Section 162(m) of the Code, the Company is entitled to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option and the Early Disposition (as defined below) of shares of Common Stock acquired by exercise of an Incentive Option.

     STOCK OPTIONS. The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written option agreement which incorporates the terms of the 1994 Plan.

     The purchase price per share of Common Stock (the "Purchase Price") of a Nonqualified Option may not be less than the par value of a share of Common Stock of the Company, and the Nonqualified Option may not be exercisable after 10 years from the date of grant. The Purchase Price of an Incentive Option may not be less than 100% of the Fair Market Value (as defined in the 1994 Plan) of the Common Stock on the date of grant, and the Incentive Option may not be exercisable after 10 years from the date of grant. Additionally, the grant of Incentive Options to an employee owning over 10% of the voting Stock of the Company must be at an exercise price of not less than 100% of the Fair Market Value of the stock on the date of grant, and the Incentive Option may not be exercisable after 5 years from the date of grant. The aggregate fair market value of all shares of Common Stock with respect to which Incentive Options are exercisable for the first time by any optionee during any one calendar year shall not exceed $100,000. On May 7, 1998, the last reported sales price of the Common Stock was $19 1/4 per share.

     Stock Options may be exercised by written notice of exercise and payment of the Stock Option price in cash, by check or in previously owned shares of Common Stock valued at fair market value on the date of exercise. Special rules apply which limit the time of exercise of a Stock Option following an employee's termination of employment or upon the occurrence of a "Significant Event" (as defined in the 1994 Plan). The Committee may impose additional restrictions on the exercise of any Stock Option.

     AMENDMENT OF THE 1994 PLAN. The Board of Directors or the Committee may amend, rescind, suspend or terminate the 1994 Plan at any time, provided that the 1994 Plan may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. In the event that the Board of Directors or the Committee determines that shareholder approval of any amendment to the 1994 Plan is necessary or desirable, then the effectiveness of any such amendment may be conditioned upon its approval by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company. No change may be made in, and no amendment, rescission, suspension or termination of the 1994 Plan shall have an effect on, Stock Options previously granted under the 1994 Plan which may impair or alter the rights or obligations of the holders thereof except with the consent of the optionee.

     CHANGE IN CONTROL. Upon the consummation of a Significant Event, the Company, upon obtaining approval by the Board, may elect to waive any and all restrictions on the vesting of rights under Stock Options granted pursuant to the 1994 Plan by providing written notice thereof to the optionees, in which event the Company shall have the option (the "Termination Option") to require all optionees to exercise their vested but unexercised stock options upon the occurrence of the Significant Event by providing them written notice thereof at least 10 days before the occurrence of such Significant Event. If the Company exercises its Termination Option, each Stock Option that is vested but unexercised as of the date of the Significant Event shall terminate.

     FEDERAL TAX CONSEQUENCES. The grant of Incentive Options to an employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to an employee if (i) the Incentive Option is exercised by the employee during his employment with the Company or a subsidiary of the Company, or within a specified period after termination of employment, and (ii) the employee does not dispose of shares acquired pursuant to the exercise of an Incentive Option before the expiration of two years from the date of grant of the Incentive Option or one year after exercise and the transfer of the shares to him, whichever is later (the "Waiting Period"). However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the 1994 Plan price is a tax preference item for purposes of determining an employee's alternative minimum tax in the year of exercise, if applicable.

     An employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     As a result of changes made by the Taxpayer Relief Act of 1997 increasing the required holding period for assets afforded long-term capital gains tax treatment and reducing the tax rates on long-term capital gains, if an employee sells shares acquired pursuant to the exercise of an Incentive Option after July 28, 1997, the employee will generally recognize a long-term capital gain or loss on the sale if the shares were held for more than eighteen (18) months. Under those circumstances, if the employee recognizes a long-term capital gain on the sale, his or her long-term capital gain will be taxed at a maximum rate of 20%. If the employee sells the shares after the Waiting Period but before the expiration of 18 months after the issuance of the shares pursuant to the exercise of an Incentive Option, the employee will pay tax on any mid-term capital gain recognized at a maximum rate of 28%. After December 31, 2000, the sale by an employee of shares acquired pursuant to the exercise of an Incentive Option which are held for more than five years will be taxed at a maximum rate of 18%.

     The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

     The grant of Nonqualified Options under the 1994 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the Nonqualified Option price paid and the ordinary income reported on exercise of the Nonqualified Option. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the optionee on the exercise of a Nonqualified Option.

     GRANTS UNDER THE 1994 PLAN. There have been no grants under the 1994 Plan since the Board approved the amendment to the 1994 Plan set forth in this proposal; accordingly, the benefits or amounts that will be received are not currently determinable.

     STOCKHOLDER APPROVAL REQUIREMENT. The approval of the amendment to the 1994 Plan requires the affirmative vote of a majority of the shares of Common Stock voting on the matter. Accordingly, abstentions and broker non-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

               PROPOSAL NO. 3 -- INCREASE IN SHARES AVAILABLE FOR
          GRANT UNDER THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Board of Directors of the Company has approved an amendment to the 1996 Non-Employee Director Stock Option Plan (the "1996 Plan") to make an additional 50,000 shares of Common Stock available for issuance pursuant thereto, and has directed that such amendment to the 1996 Plan be submitted to the stockholders for approval.

     At the time of its adoption in 1996, an aggregate of 70,000 shares of Common Stock were reserved for issuance pursuant to the 1996 Plan. The number of shares available for grant under the 1996 Plan has not been increased since its adoption. As of May 7, 1998, there were 42,500 remaining shares of Common Stock available for issuance under the 1996 Plan. If Proposal No. 3 is approved by the stockholders, there will be 92,500 shares of Common Stock available for issuance under the 1996 Plan. In the opinion of the Board of Directors, it is appropriate to consider amending the 1996 Plan to increase such number of shares available for issuance. Accordingly, the Board of Directors has approved an amendment to the 1996 Plan to make an additional 50,000 shares available for issuance, and has directed that such amendment be submitted to the stockholders of the Company for approval.

     PURPOSE. The purpose of the 1996 Plan is to provide the non-employee directors of the Company additional compensation for their service as directors and an incentive, through options to acquire stock in the Company (hereinafter, the "Options"), to increase the value of the Company's Common Stock.

     TERM. The 1996 Plan was adopted effective March 6, 1996, subject to approval by stockholders at the Annual Meeting. The 1996 Plan will terminate in March 2006, unless earlier terminated by the Board.

     ADMINISTRATION. The 1996 Plan is administered by the Board of Directors of the Company, and all questions of interpretation and application of the 1996 Plan are determined by the Board of Directors.

     PARTICIPATION. Under the 1996 Plan, each non-employee director shall, effective as of the date of his initial election to the Board, be granted an Option to purchase from the Company on a pro rata basis up to 5,000 shares of Common Stock, and effective each year on the date which is three days following the Company's release of financial results for its first fiscal quarter, be granted an Option to purchase from the Company 5,000 shares of Common Stock. During the lifetime of the optionee, Options shall be exercisable only by the optionee, and no Options will be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

     SHARES OF STOCK AVAILABLE FOR GRANT. A total not exceeding an aggregate amount of 70,000 shares of the Company's Common Stock are currently available for issuance under the 1996 Plan. The shares may be treasury shares or authorized but unissued shares. In the event an Option expires unexercised, is terminated, or is canceled or forfeited, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the 1996 Plan.

     The 1996 Plan provides that the number of shares subject thereto and shares covered by Options outstanding will be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, as well as in the event of a spin-off, spin-out or other distribution of assets to stockholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the 1996 Plan or of the other stockholders of the Company, as applicable.

     OPTIONS. All Options granted under the 1996 Plan are nonqualified options. The terms of each Option shall be set out in a written option agreement which incorporates the terms of the 1996 Plan. The purchase price per share of Common Stock ("the Purchase Price") of an Option is the Fair Market Value (as defined in the 1996 Plan) of the Common Stock of the Company on the date of grant of the Option, but in no event may the Option price be less than the par value of the Company's Common Stock. On May 7, 1998, the last reported sales price of the Common Stock was $19 1/4 per share.

     Options granted under the 1996 Plan may not be exercisable after five years from the date of grant. Options may be exercised by written notice of exercise and payment of the Option price in cash, by check or in previously owned shares of Common Stock valued at fair market value on the date of exercise. The Board of Directors may impose restrictions on the exercise of any Option.

     AMENDMENT OF THE 1996 PLAN. The Board of Directors may amend, rescind, suspend or terminate the 1996 Plan at any time, provided that the 1996 Plan may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. In the event that the Board of Directors determines that shareholder approval of any amendment to the 1996 Plan is necessary or desirable, then the effectiveness of any such amendment may be conditioned upon its approval by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company. No change may be made in, and no amendment, rescission, suspension or termination of the 1996 Plan shall have an effect on, Options previously granted under the 1996 Plan which may impair or alter the rights or obligations of the holders thereof, except that any change may be made in Options previously granted with the consent of optionees.

     CHANGE IN CONTROL. Upon the consummation of a Significant Event (as defined in the 1996 Plan), the Company, upon obtaining approval by the Board of Directors, may elect to waive any and all restrictions on the vesting of rights under Options granted pursuant to the 1996 Plan by providing written notice thereof to the optionees, in which event the Company shall have the option (the "Termination Option") to require all optionees to exercise their vested but unexercised stock options upon the occurrence of the Significant Event by providing them written notice thereof at least 10 days before the occurrence of such Significant Event. If the Company exercises its Termination Option, each Option that is vested but unexercised as of the date of the Significant Event shall terminate.

     FEDERAL TAX CONSEQUENCES. The grant of nonqualified Options under the 1996 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the nonqualified Option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the nonqualified Option price paid and the ordinary income reported on exercise of the nonqualified Option. The income reportable on exercise of a nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the optionee on the exercise of a nonqualified Option.

     The following table sets forth the stock options that will be granted to the persons set forth below pursuant to the 1996 Plan for fiscal 1999. Executive directors are not eligible to participate in the 1996 Plan.

                               NEW PLAN BENEFITS
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

           NAME AND POSITION               NUMBER OF UNITS
----------------------------------------   ---------------
Non-Executive Director Group............        25,000

     STOCKHOLDER APPROVAL REQUIREMENT. The approval of the amendment to the 1996 Plan requires the affirmative vote of a majority of the shares of Common Stock voting on the matter. Accordingly, abstentions and broker non-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3.

               PROPOSAL NO. 4 -- RATIFICATION AND APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Authur Andersen LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending January 30, 1999. Arthur Andersen LLP has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented.

     Management recommends that the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending January 30, 1999, be ratified by the stockholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification at the meeting or any adjournment thereof.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 4.

                              CERTAIN TRANSACTIONS

     The Company has used and will continue to use, as it deems appropriate, Neon Electric Corporation for the design, construction and installation of its signs. In fiscal 1998, the Company paid Neon Electric Corporation $778,382 for its services. Sherman Hink, the spouse of Phyllis C. Hink, Vice President -- Human Resources and Operations of the Company, is the owner of Neon Electric Corporation. The Company believes these services were on terms at least as favorable to the Company as those which could have been obtained elsewhere.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that Norman M. Brody filed a Form 3 one day late.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company, addressed to the Secretary of the Company, 19411 Atrium Place, Suite 170, Houston, Texas 77084, no later than January 14, 1999, to be included in the proxy statement relating to that meeting.

                                          By Order of the Board of Directors
                                          Jane L. Arbuthnot, SECRETARY

May 14, 1998

     THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 25, 1998 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

P R O X Y                                                              P R O X Y
                            GARDEN RIDGE CORPORATION
                         19411 ATRIUM PLACE, SUITE 170
                              HOUSTON, TEXAS 77084

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1998

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Garden Ridge Corporation (the "Company") will be held at Chase Tower, 600 Travis, 25th Floor Conference Room, Houston, Texas 77002, at 10:00 a.m., Houston time, on Thursday, June 25, 1998, for the following purposes.

     STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 7, 1998 WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING, OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE WHO WILL NOT ATTEND AND WHO WISH THEIR SHARES VOTED ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED.

1. To elect seven persons to serve as directors
   on the Board of Directors until the 1999               FOR  WITHHELD
   annual meeting of stockholders and until their         [ ]    [ ]
   successors have been elected and have qualified.

Nominees: Armand Shapiro, Terry S. Boyce, Alyson Henning, Ira Neimark, Sam J. Susser, Barbara S. Tapp, H. Whitney Wagner

(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.)

______________________________________________________________________________

2. To increase the number of shares of Common Stock
   available for grant under the Company's Amended       FOR   AGAINST  ABSTAIN
   and Restated 1994 Stock Option Plan by 250,000        [ ]     [ ]      [ ]
   shares, as more fully set forth under "Proposal
   No. 2."

3. To increase the number of shares of Common Stock
   available for grant under the Company's 1996          FOR   AGAINST  ABSTAIN
   Non-Employee Director Stock Option Plan by 50,000     [ ]     [ ]      [ ]
   shares, as more fully set forth under "Proposal
   No. 3".

4. To ratify the appointment of Arthur Andersen LLP      FOR   AGAINST  ABSTAIN
   as the Company's independent public accountants for   [ ]     [ ]      [ ]
   the fiscal year ending January 30, 1999.

5. To transact such other business as may properly come  FOR   AGAINST  ABSTAIN
   before the Annual Meeting, or any adjournment or      [ ]     [ ]      [ ]
   adjournments thereof.

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING. YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

SIGNATURE_____________________ SIGNATURE_________________________ DATE_________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
GIVE FULL TITLE AS SUCH.